Exhibit 10.37

Virtual Radiologic Corporation

Equity Incentive Plan

(amended and restated as of                         , 2007)

VIRTUAL RADIOLOGIC CORPORATION

EQUITY INCENTIVE PLAN

(amended and restated as of                         , 2007)

ARTICLE 1.

ESTABLISHMENT, PURPOSE, AND DURATION

1.1) Establishment of the Plan. This plan, known as the “Virtual Radiologic Corporation Equity Incentive Plan,” (formerly, the Virtual Radiologic Consultants, Inc. Equity Incentive Plan”) was adopted by the Board on September 4, 2007 and will be effective upon the closing of the Company’s initial public offering (the “Effective Date”). The Plan provides for the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights and/or Restricted Stock to selected officers, employees and Contractors of the Company and its Subsidiaries, Affiliated Companies, officers and employees of Affiliated Companies, and Contractors of Affiliated Companies. Additionally, the Plan authorizes the sale of Shares to selected officers, employees and Contractors of the Company, its Subsidiaries and Affiliated Companies.

1.2) Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries and Affiliated Companies by providing incentives to the officers, employees and Contractors of the Company and its Subsidiaries and Affiliated Companies, by linking their interests to the long-term financial success of the Company and its Subsidiaries and Affiliated Companies, and to growth in shareholder value.

1.3) Duration of the Plan. The Plan will commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time, until all Shares subject to it have been purchased or acquired according to the provisions herein. No Awards may be granted under the Plan after the tenth anniversary of the Effective Date of the Plan.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

2.1) Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) “Affiliated Company” means a business entity with which the Company has a contractual relationship for the mutual provision of goods or services, and which the Board has designated as an Affiliated Company for purposes of the Plan. As of the Effective Date of the Plan, Virtual Radiologic Professionals, PLC is designated as an Affiliated Company.

(b) “Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, or a stock purchase award pursuant to Section 9 herein.

(c) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(d) “Board” or “Board of Directors” means the Board of Directors of the Company.

(e) “Cause” shall include but not be limited to: (i) material breach of any agreement entered into between the Participant and the Company, a Subsidiary or an Affiliated Company; (ii) misappropriation of the Company’s, Subsidiary’s or Affiliated Company’s property, fraud, embezzlement, breach of fiduciary duty, other acts of dishonesty against the Company, a Subsidiary or an Affiliated Company; (iii) conviction of or plea of nolo contendere to any felony or crime involving moral turpitude; or (iv) in the case of a Participant who is a Physician Contractor, the Participant’s failure to fully and strictly abide by the restrictions on competition and the obligations of confidentiality set forth in Article 14 hereof.

(f) “Change in Control” shall occur upon: (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) first becoming, after the Effective Date of the Plan, the “beneficial owner” (as defined in Rule 13(d) under the Exchange Act) directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s outstanding securities, or (ii) any other event which the Committee determines in its discretion, on an event-by-event basis, shall constitute a Change in Control for purposes of the Plan.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any rules or regulations promulgated thereunder.

(h) “Committee” means a committee consisting of not less than two members of the Board of Directors of the Company. The term “Committee” shall refer to the Board of Directors of the Company during such times as no committee is appointed by the Board of Directors and during such times as the Board of Directors is acting in lieu of the Committee.

(i) “Company” means Virtual Radiologic Corporation, a Delaware corporation, or any successor thereto as provided in Article 16.

(j) “Confidential Information” means any trade secret or secrets, as defined by United States Code, Section 1839, and includes all information that has been designated by the Company or an Affiliated Company as confidential information.

(k) “Contractor” means an individual who is an agent of the Company or a Subsidiary, a member of the Board of Directors, or is retained as an independent contractor to provide consulting or other services to the Company or a Subsidiary, and who is not an employee of the Company or any Subsidiary. “Contractor” shall include Physician Contractors. Unless otherwise specified by an agreement in writing, a Contractor’s status as a Contractor shall for purposes of the Plan be deemed to have terminated at such time as the Committee shall determine.

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(l) “Contractor of an Affiliated Company” means an individual who is an agent of an Affiliated Company or is retained as an independent contractor to provide services to or on behalf of an Affiliated Company, and who is not an employee of the Affiliated Company. “Contractor of an Affiliated Company” shall include Physician Contractors of the Affiliated Company. Unless otherwise specified by an agreement in writing, the status of a Contractor of an Affiliated Company as a contractor shall for purposes of the Plan be deemed to have terminated at such time as the Affiliated Company shall determine.

(m) “Disability” means a physical or mental impairment which prevents a Participant who is an individual from performing regularly-scheduled duties and which is expected to be of long duration or result in death. All determinations as to a Participant’s disability status shall be made by the Committee in its discretion and on the basis of such evidence as it shall deem appropriate.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o) “Fair Market Value” means the price per Share of the common Stock of the Company determined as follows: (i) if the security is listed for trading on one or more national securities exchanges or is quoted on the Nasdaq National Market System (“Nasdaq NMS”), the reported last sales price on such principal exchange or system on the date in question (if such security shall not have been traded on such principal exchange or on the Nasdaq NMS on such date, the reported last sales price on such principal exchange or on Nasdaq NMS on the first day prior thereto on which such security was so traded); or (ii) if the security is not listed for trading on a national securities exchange and is not quoted on Nasdaq NMS but is quoted on the Nasdaq Small Cap System or is otherwise traded in the over-the-counter market, the mean of the highest and lowest bid prices for such security on the date in question (if there are no such bid prices for such security on such date, the mean of the highest and lowest bid prices on the most recent day prior thereto (not to exceed ten (10) days prior to the date in question) on which such prices existed); or (iii) if neither (i) nor (ii) is applicable, by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

(p) “Family Member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the participant) control the management of assets, and any other entity in which these persons (or the participant) own more than fifty percent of the voting interests.

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(q) “Incentive Stock Option” means any stock option granted pursuant to this Plan as an “incentive stock option” within the meaning of Section 422 of the Code.

(r) “Nonqualified Stock Option” means any stock option granted pursuant to this Plan other than as an Incentive Stock Option.

(s) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(t) “Participant” means an officer, employee or Contractor of the Company or a Subsidiary, an Affiliated Company, an officer or employee of an Affiliated Company or a Contractor (including a Physician Contractor) of an Affiliated Company that has been granted an Award under the Plan.

(u) “Period of Restriction” means the period during which the transfer or sale of Shares of Restricted Stock by the Participant is restricted.

(v) “Physician Contractor” means a physician who is a Contractor or a Contractor of an Affiliated Company, and who provides radiology or radiology related services to or on behalf of the Company or an Affiliated Company.

(w) “Plan” means this Virtual Radiologic Corporation Equity Incentive Plan.

(x) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Regulation 1.162-27(c) under Code Section 162(m).

(y) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article 8.

(z) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(aa) “Subsidiary” means any company in an unbroken chain of companies beginning with the Company, if, at the time of granting the Award, each of the companies other than the last company in the chain owns stock and/or other securities possessing more than fifty percent (50%) of the total combined voting power of all classes of stock and/or other securities in one of the other companies in such chain. The term shall include any Subsidiaries which become such after adoption of this Plan.

(bb) “Stock” or “Shares” means the common stock of the Company.

(cc) “Stock Appreciation Right” or “SAR” means an Award designated as a Stock Appreciation Right, granted to a Participant pursuant to Article 7.

(dd) “Stock Purchase Agreement” means, in accordance with Section 9.3, a legally binding written agreement between the Company and a Participant under which the Company agrees to sell, and the Participant agrees to buy, a specified number of Shares of the Company at the Fair Market Value of such Shares on the date of sale, in accordance with the terms and conditions stated in the agreement.

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2.2) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

2.3) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3.

ADMINISTRATION

3.1) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select eligible persons to become Participants; provided, however, that Incentive Stock Options may only be granted to employees of the Company or a Subsidiary; (ii) grant Awards; (iii) determine the type, number of shares of Stock subject to, and other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, or reconcile inconsistencies therein; and (vi) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

3.2) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, that upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

3.3) Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and Affiliated Companies, its stockholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

3.4) Procedures of the Committee. All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at

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which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the Company’s Articles of Incorporation and Minnesota law for their services as directors of the Company.

3.5) Award Agreements. Awards under the Plan shall be evidenced by an Award agreement (e.g., an Option agreement, a SAR agreement, a Restricted Stock agreement, or a Stock Purchase Agreement), which shall be signed by an officer of the Company and by the Participant, and shall contain such terms and conditions as are approved by the Committee. Such terms and conditions need not be the same in all cases.

3.6) Conditions on Awards. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, impositions on the time of exercise of Options and SARs to specified periods) as it deems appropriate.

3.7) Compliance with Law. The Committee shall take into account compliance with Section 409A of the Code and all applicable securities laws and regulations in connection with any grant of an Award under the Plan, to the extent applicable.

3.8) Saturdays, Sundays and Holidays. When a date referenced in an Award agreement falls on a Saturday, Sunday or other day when the Company’s general office is closed, the date referenced will revert back to the day prior to such date.

ARTICLE 4.

STOCK SUBJECT TO THE PLAN

4.1) Number of Shares. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares that may be delivered under the Plan shall not exceed 5,475,000 Shares.

4.2) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the

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date of the most recent stockholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 4.2, such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to stockholder approval under then applicable rules of the national securities exchange on which the Stock is listed or the Nasdaq National Market System, as applicable.

4.3) Adjustments in Authorized Shares.

(a) Capitalization Adjustments. In the event that the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another company by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination of shares or dividends payable in capital stock, an appropriate adjustment shall be made by the Committee in the number and kind of Shares as to which Awards may be granted under the Plan and as to which outstanding Options and SARs or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of each Participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options and SARs shall be made without change in the total price applicable to the unexercised portion of such Awards and with a corresponding adjustment in the exercise price per Share. No such adjustment shall be made hereunder which shall, within the meaning of any applicable sections of the Code, constitute a modification, extension or renewal of an Award or a grant of additional benefits to a participant.

(b) Corporate Events. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, in the event of (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) a Change in Control; or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), in lieu of providing the adjustment set forth in subsection (a) above, the Committee may, in its discretion, “cash-out” vested and/or unvested Awards by providing that such vested and/or unvested Awards shall be cancelled as of the consummation of such Corporate Event, and that holders of Awards will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options and other Awards subject to exercise, the applicable exercise price; provided, however, that holders of “performance vested” Awards shall only be entitled to consideration in respect of cancellation of such Awards to the extent that applicable performance criteria are achieved prior to or as a result of such Corporate Event, and shall not otherwise be entitled to payment in consideration of cancelled unvested Awards. Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time.

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ARTICLE 5.

ELIGIBILITY AND PARTICIPATION

Eligibility. Awards may be granted to a any officer, employee or Contractor of the Company or Subsidiary, to an Affiliated Company, or to any officer or employee of an Affiliated Company, and to any Contractor of an Affiliated Company; provided, however, that only employees of the Company or a Subsidiary shall be eligible for a grant of Incentive Stock Options. No person or entity shall have any right to be granted an Award under this Plan even if previously granted an Award. Without amending the Plan, the Committee may grant Awards to eligible individuals who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and in furtherance of such purposes, the Committee may make such modification, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.

5.1) Actual Participation. Awards shall be granted as follows:

(a) The Committee may grant such type(s) of Awards to such officers, employees and Contractors of the Company or a Subsidiary, to such Affiliated Company, or to such officers, employees, and Contractors of Affiliated Companies at such times as the Committee shall determine; provided, however, that Incentive Stock Options shall be granted only to employees of the Company or a Subsidiary. Awards granted under this subsection shall contain such terms and conditions may be as determined by the Committee at the time of grant.

(b) 162(m) Limitation. Subject to the provisions of Section 4, no Employee shall be eligible to be granted Options or Stock Appreciation Rights covering more than the maximum number of Shares available for issue hereunder, as such number may change from time to time, during any calendar year. This subsection (b) shall not apply until the earliest date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

(c) Any grant of Awards to an Affiliated Company shall be in connection with and in consideration of services of such Affiliated Company to or for the Company, whether pursuant to a written agreement for such services or otherwise.

ARTICLE 6.

STOCK OPTIONS

Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to Options granted to any Participant, to determine whether an Option shall be granted as an Incentive Stock Option or a Nonqualified Stock Option, and to impose terms and conditions on the receipt and exercise of Options. The

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Committee may specify the period of time over which vesting shall occur, and may in its discretion further provide for the acceleration of vesting upon the attainment of such goals as the Committee may determine in its discretion. The previous provisions of this Section 6.1 notwithstanding, the aggregate Fair Market Value (determined at the time the Option is granted) of the Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company or its Subsidiaries is exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the Shares with respect to which the Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any Subsidiary) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Nonqualified Stock Options. The determination will be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which Shares will be treated as Shares to be acquired upon exercise of an Incentive Stock Option.

6.1) Option Agreement. Each Option grant shall be evidenced by an Option agreement that shall specify the Participant, the Option exercise price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions, including vesting, as the Committee shall determine.

6.2) Option Exercise Price. The Option exercise price per share of Stock covered by the Option shall be determined by the Committee, but may not be less than the Fair Market Value of the Stock on the date the Option is granted; provided, however, that the exercise price of any Incentive Stock Option granted to an employee of the Company or a Subsidiary who, on the date of execution of the Option agreement owns more than ten percent (10%) of the total combined voting power of all series of Stock then outstanding, shall be at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of execution of the Option agreement.

6.3) Duration of Options. No Option may be exercised after ten (10) years from the date on which the Option was granted. If an earlier expiration date is not specified by the Committee at the time of grant, each Option shall expire at the close of business on the tenth (10th) anniversary of the date of grant. The previous provisions of this Section 6.4 notwithstanding, each Incentive Stock Option shall expire no later than at the close of business on the date preceding the tenth (10th) anniversary of the date of grant, and each Incentive Stock Option granted to an employee of the Company or a Subsidiary who, on the date of execution of the Option agreement owns more than ten percent (10%) of the total combined voting power of all series of Stock then outstanding, shall expire no later than the close of business on the date preceding the fifth (5th) anniversary of the date of grant.

6.4) Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. All Options within a single grant need not be exercised at one time.

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6.5) Manner of Exercise of Options. An Option may be exercised in whole or in part, at such time or times, and with such rights with respect to such Shares of Stock, as provided in the applicable Option agreement. An Option shall be exercisable only by: (i) written notice to the Company of intent to exercise the Option with respect to a specified number of Shares of Stock; (ii) tendering to the Company the original Option agreement (or a replacement Option agreement satisfactory to the Committee); and (iii) payment to the Company of the exercise price for the number of Shares of Stock with respect to which the Option is then exercised. Except as set forth in the next sentence, payment of the exercise price may be made in any of the following manners:

(a) cash, including certified check, bank draft or postal or express money order;

(b) personal check (provided that if payment of the exercise price is made by personal check and such personal check is not timely paid by the drawer’s bank, such payment shall be deemed not to have been made and any Shares issued upon such exercise shall be deemed void and never issued);

(c) by surrender for cancellation of Shares of Stock which:

(1)	were acquired by the Participant (or person exercising the Option) other than by exercise of an Option;

(2)	were acquired by the Participant (or person exercising the Option) upon exercise of an Option where the Option Shares being surrendered have been held by the Participant (or person exercising the Option) for at least six months after such exercise; or

(3)	were acquired by the Participant (or person exercising the Option) upon exercise of an Option where the Option Shares being surrendered have been held by the Participant (or person exercising the Option) for six months or less after such exercise but only if the Participant (or person exercising the Option) has obtained prior approval of the specific surrender (such approval to specify at least the date of grant of the Option being exercised, the dates of grant and exercise of the Option pursuant to which Shares to be surrendered were acquired, and the number of Option Shares to be surrendered) by the Committee;

and which have a Fair Market Value equal to the exercise price of the Options being exercised (if the Shares surrendered have a Fair Market Value in excess of the exercise price of the Options being exercised, the Company shall promptly pay to the Participant or person exercising the Option an amount equal to the excess of such Fair Market Value over the exercise price, not to exceed the Fair Market Value of one Share); or

(d) by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of Shares underlying the Options so exercised reduced by the number of Shares equal to the aggregate exercise price of the Options divided by the Fair Market Value on the date of exercise;

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(e) by any other method of payment which the Committee shall approve before, at, or after the date of grant of such Options.

An Option shall be deemed to have been exercised immediately prior to the close of business on the date the Company is in receipt of the original Option agreement, written notice of intent to exercise the Option, and payment for the number of Shares being acquired upon exercise of the Option. The Participant shall be treated for all purposes as the holder of record of the Option Stock as of the close of business on such date, except where Shares are held for unpaid withholding taxes. As promptly as practicable on or after such date, the Company shall issue and deliver to the Participant a certificate or certificates for the Option Stock issuable upon such exercise; provided, however, that such delivery shall be deemed effected for all purposes when the Company, or the stock transfer agent for the Company, shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Participant at the address specified in the written notice of exercise.

Notwithstanding the foregoing listing of permissible manners of payment of exercise price, the Committee shall have the right from time to time to cancel, limit or suspend as to any one, some, or all Option(s) and as to any one, some, or all Participants, the right to make payment under any one or more manners of payment (other than the payment by cash, certified check, bank draft or postal or express money order), including other methods of payment previously approved by the Committee under the authority granted in subsection (d) of this Section 6.6.

There shall be no exercise at any one time for fewer than one hundred (100) Shares (or such lesser number of Shares as the Committee may from time to time determine in its discretion) or all of the remaining Shares then purchasable by the Participant or person exercising the Option.

When Shares of Stock are issued pursuant to the exercise of an Option, the fact of such issuance shall be noted on the Option agreement by the Company before the Option agreement is returned. When all Shares of Stock covered by the Option agreement have been issued, or the Option shall expire, the Option agreement shall be canceled and retained by the Company.

6.6) Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

6.7) Termination Due to Death or Disability. Unless otherwise provided in the Option agreement, if a Participant who is an individual ceases to be an employee or Contractor of the Company, of a Subsidiary or of an Affiliated Company by reason of death, each of such Participant’s outstanding Options shall vest and become exercisable for the greater of: (i) the number of Shares for which the Option was otherwise, in accordance with the Option agreement, vested and exercisable (or previously exercised) on the date of death, or (ii) that percentage of the total number of Shares subject to the Option (including any Shares for which the Option may have been previously exercised) which is determined by dividing the Participant’s number of

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complete months of employment as an employee of the Company, a Subsidiary or an Affiliated Company and/or complete months of service as a director or Contractor of the Company, a Subsidiary or an Affiliated Company, by the total number of months of employment and/or service which would otherwise be required for the Option to fully vest under the terms of the Option agreement (to a maximum of 100%). All of the Participant’s outstanding Options, to the extent vested and exercisable under the terms of the Option agreement or the provisions of this Section 6.8, shall be exercisable at any time prior to the expiration date of the Options, but only within twelve (12) months following the date of death, whichever period is shorter. Options may be exercised by such person or persons as shall have acquired the Participant’s rights under the Option pursuant to Article 11 or, in the absence of an effective beneficiary designation, by will or by the laws of descent and distribution.

Unless otherwise provided in the Option agreement, if a Participant who is an individual ceases to be an employee or Contractor of the Company, of a Subsidiary Contractor or of an Affiliated Company by reason of Disability, each of such Participant’s outstanding Options shall vest and become exercisable for the greater of: (i) the number of Shares for which the Option was otherwise, in accordance with the Option agreement, vested and exercisable (or previously exercised) on the date that the Committee determines is the date of Disability, or (ii) that percentage of the total number of Shares subject to Option (including any Shares for which the Option may have been previously exercised) which is determined by dividing the Participant’s number of complete months of employment as an employee of the Company, a Subsidiary or an Affiliated Company and/or complete months of service as a director or Contractor of the Company, a Subsidiary or an Affiliated Company, by the total number of months of employment and/or service which would otherwise be required for the Option to fully vest under the terms of the Option agreement (to a maximum of 100%). All of the Participant’s outstanding Options shall be exercisable, to the extent vested and exercisable under the terms of the Option agreement or the provisions of this Section 6.8, at any time prior to the expiration date of the Options, but only within twelve (12) months following the date of Disability as determined by the Committee, whichever period is shorter.

Any Options, to the extent not vested and exercisable following such termination, shall be forfeited back to the Company.

6.8) Termination for Other Reasons. Unless otherwise provided in the Option agreement, if a Participant who is an individual ceases to be an employee or Contractor of the Company, of a Subsidiary, or of an Affiliated Company for any reason other than death, Disability or for Cause:

(a) If such Participant’s termination of employment or service occurs voluntarily at the election of the Participant within one year after the Participant’s first day of employment or service, any Option, to the extent not then exercised, shall be forfeited;

(b) Any of such Participant’s remaining outstanding Nonqualified Stock Options which are vested and exercisable shall be exercisable at any time prior to the expiration date of such Options, but only within twelve (12) months following the date of his termination as an employee or Contractor of the Company or a Subsidiary, an employee of an Affiliated Company or a Contractor of an Affiliated Company, whichever period is shorter; and

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(c) Any of such Participant’s remaining outstanding Incentive Stock Options which are vested and exercisable shall be exercisable at any time prior to the expiration date of such Options, but only within three (3) months following the date of his termination as an employee or Contractor, whichever period is shorter; provided, however, that in the event of the Participant’s death during the three (3) month period following the date of his termination as an employee or Contractor of the Company or a Subsidiary, an employee of an Affiliated Company or a Contractor of an Affiliated Company, and prior to the expiration date of such Options, any such Options then vested and unexercised may be exercised within twelve (12) months following the date of termination by the person or persons who shall have acquired the Participant’s rights thereunder pursuant to Article 11 or, in the absence of an effective beneficiary designation, by will or the laws of descent and distribution.

Any Options, to the extent not vested and exercisable following such termination, shall be forfeited back to the Company.

If the Participant’s position as an employee or Contractor, including a Physician Contractor, of the Company, of a Subsidiary, or of an Affiliated Company terminates for Cause, all of the Participant’s outstanding Options, whether or not then vested, shall be immediately forfeited back to the Company.

6.9) Nontransferability/Permitted Transfers of Options.

(a) Except as permitted by subsections (b) and (c) below, each Option granted hereunder to a Participant who is an individual shall, by its terms, not be transferable by such Participant and shall be, during such Participant’s lifetime, exercisable only by the Participant or Participant’s guardian or legal representative. Except as permitted by subsections (b) and (c) below, each Option granted under the Plan to a Participant who is an individual and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void.

(b) Each Incentive Stock Option granted hereunder to a Participant who is an individual shall, by its terms, be transferable only by will or pursuant to the laws of descent and distribution, and shall be, during the Participant’s lifetime, exercisable only by the Participant or his guardian or legal representative.

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(c) Each Nonqualified Stock Option granted hereunder to a Participant who is an individual shall, by its terms, be transferable:

(1)	by such Participant to a Family Member of the Participant (or to a trust in which the Participant’s Family Member or Family Members have more than fifty percent (50%) of the beneficial interest) by a bona fide gift or pursuant to a domestic relations order in settlement of marital property rights;

(2)	by will or pursuant to the laws of descent and distribution; or

(3)	as otherwise permitted pursuant to the rules or regulations adopted by the Securities and Exchange Commission (“SEC”) under the Securities Act or the interpretations of such rules and regulations as announced by the SEC from time to time.

Any permitted transfer shall be effective only when accepted by the Company subject to the Company receiving documentation reasonably satisfactory to it of such gift, transfer pursuant to domestic relations order, or transfer pursuant to will or pursuant to the laws descent and distribution. Upon effectiveness of any permitted transfer, the rights under any Option shall be exercisable only by the permitted transferee or such transferee’s guardian or legal representative. Except as permitted by this subsection, each Option granted under the Plan and the rights and privileges thereby conferred shall not be further transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to so further transfer, further assign, pledge, or otherwise further dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void. No permitted transfer shall cause any change in the terms of any Option except the identity of the person(s) entitled to exercise such Option and to receive the common Stock issuable upon exercise of the Option. Without limiting the generality of the foregoing, any Option granted to a Participant who is an individual shall be subject to termination upon such Participant’s termination as an employee or Contractor of the Company, a Subsidiary or Affiliated Company, or the death or Disability of the Participant to whom the Option was originally granted without reference to the employment, death or Disability of any permitted transferee. In the event of any transfer of an Option, the obligations of the Company owed to the Participant shall be owed to the transferee and references in this Plan or in any Option agreement to the Participant shall, unless the context otherwise requires, refer to the transferee.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1) Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan, Stock Appreciation Rights may be granted to officers, employees and Contractors of the

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Company or a Subsidiary, an Affiliated Company, officers and employees of Affiliated Companies, and Contractors of Affiliated Companies, at the discretion of the Committee, exercisable in any of the following forms as designated by the Committee at the time of grant:

(a)	in lieu of Options;

(b)	in addition to Options;

(c)	independent of Options; or

(d)	in any combination of (a), (b), or (c).

The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to SARs granted to any Participant. The Committee may specify the period of time over which vesting shall occur, and may in its discretion further provide for the acceleration of vesting upon the attainment of such goals as the Committee may determine in its discretion. The exercise price of a SAR shall not, however, be less than the Fair Market Value of a share of Stock on the date of grant.

7.2) Stock Appreciation Rights Agreement. Each grant of a SAR, and the terms and conditions governing the exercise of the SAR, shall be evidenced by a SAR agreement.

Option Stock with respect to which a SAR shall have been exercised may not be subject again to an Award under the Plan.

7.3) Exercise of Stock Appreciation Rights. SARs granted in lieu of Options may be exercised for all or part of the Shares subject to the related Option upon the surrender of the related Options representing the right to purchase an equivalent number of Shares. The SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

SARs granted in addition to Options shall be deemed to be exercised upon the exercise of the related Options.

Subject to Section 7.1, SARs granted independently of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, including, but not limited to, a corresponding proportional reduction in previously granted Options.

7.4) Payment of Stock Appreciation Right Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

(a) The difference between: (i) the Fair Market Value of a Share on the date of exercise and (ii) the exercise price established by the Committee on the date of grant; by

(b) The number of Shares with respect to which the SAR is exercised.

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7.5) Form and Timing of Payment. Payment to a Participant, upon SAR exercise, will be made in cash or stock, at the discretion of the Committee, as soon as administratively possible after exercise.

7.6) Term of Stock Appreciation Rights. The term of a SAR granted under the Plan shall be determined by the Committee, but shall not exceed ten (10) years. If not specified by the Committee at the time of grant, each SAR shall expire at the close of business on the date preceding the tenth (10th) anniversary of the date of grant.

7.7) Termination Due to Death or Disability. Unless otherwise provided in the SAR agreement, if a Participant who is an individual ceases to be an employee or Contractor of the Company, of a Subsidiary or of an Affiliated Company by reason of death, each of such Participant’s outstanding SARs shall vest and become exercisable in relation to the greater of: (i) the number of Shares in relation to which the SAR was otherwise, in accordance with the SAR agreement, vested and exercisable (or previously exercised) on the date of death, or (ii) that percentage of the total number of Shares to which the SAR relates (including any Shares in relation to which the SAR may previously have been exercised) which is determined by dividing the Participant’s number of complete months of employment as an employee of the Company, a Subsidiary or an Affiliated Company and/or complete months of service as a director or Contractor of the Company, a Subsidiary or an Affiliated Company, by the total number of months of employment and/or service which would otherwise be required for the SAR to be fully vested under the terms of the SAR agreement (to the maximum of 100%). All of the Participant’s outstanding SARs, to the extent vested under the terms of the SAR agreement or the provisions of this Section 7.7, shall be exercisable at any time prior to the expiration date of the SARs, but only within twelve (12) months following the date of death, whichever period is shorter. SARs may be exercised by such person or persons as shall have acquired the Participant’s rights under the SAR pursuant to Article 11 or, in the absence of an effective beneficiary designation, by will or by the laws of descent and distribution.

Unless otherwise provided in the SAR agreement, if a Participant who is an individual ceases to be an employee or Contractor of the Company, of a Subsidiary or of an Affiliated Company by reason of Disability, each of such Participant’s outstanding SARs, shall vest and become exercisable in relation to the greater of: (i) the number of Shares in relation to which the SAR was otherwise, in accordance with the SAR agreement, vested and exercisable (or previously exercised) on the date that the Committee determines is the date of Disability, or (ii) that percentage of the total number of Shares to which the SAR relates (including any Shares in relation to which the SAR may previously have been exercised) which is determined by dividing the Participant’s number of complete months of employment as an employee of the Company, a Subsidiary or an Affiliated Company and/or complete months of service as a director or Contractor of the Company, a Subsidiary or an Affiliated Company, by the total number of months of employment and/or service which would otherwise be required for the SAR to be fully vested under the terms of the SAR agreement (to the maximum of 100%). All of the Participant’s outstanding SARs, to the extent vested and exercisable under the terms of the SAR agreement or the provisions of this Section 7.7, shall be exercisable at any time prior to the expiration date of the SARs, but only within twelve (12) months following the date of Disability as determined by the Committee, whichever period is shorter.

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Any SARs, to the extent not vested and exercisable following such termination, shall be forfeited back to the Company.

7.8) Termination for Other Reasons. Unless otherwise provided in the SAR agreement, if a Participant who is an individual ceases to be an employee or Contractor of the Company, of a Subsidiary or of an Affiliated Company for any reason other than death, Disability or for Cause:

(a) If such Participant’s termination of employment or service occurs voluntarily at the election of the Participant within one year after the Participant’s first day of employment or service, any SAR, to the extent not then exercised, shall be forfeited. In addition, any amounts which the Participant may have received upon the exercise of any SAR shall, at the election of the Committee, be repaid by the Participant to the Company; and

(b) Any of such Participant’s remaining outstanding SARs which are vested and exercisable shall be exercisable at any time prior to the expiration date of such SARs, but only within twelve (12) months following the date of his termination as an employee or Contractor of the Company or a Subsidiary or an Affiliated Company, whichever period is shorter.

Any SARs, to the extent not vested and exercisable following such termination, shall be forfeited back to the Company.

If the Participant’s position as an employee or Contractor of the Company or a Subsidiary or an Affiliated Company shall terminate for Cause, all of the Participant’s outstanding SARs, whether or not then vested, shall be immediately forfeited back to the Company. In addition, any amounts which the Participant may have received upon the exercise of any SAR shall, at the election of the Committee, be repaid by the Participant to the Company.

7.9) Nontransferability of Stock Appreciation Rights. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, and all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 8.

RESTRICTED STOCK

8.1) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to officers, employees, and Contractors of the Company or a Subsidiary, Affiliated Companies, officers and employees of Affiliated Companies and Contractors of Affiliated Companies, in such amounts, with such purchase price (if any) and under such other conditions as it shall determine. The Committee shall specify the period of time over which the lapse of a Period of Restriction established pursuant to Sections 8.2, 8.3, and 8.4 (i.e., the period of time over which such Shares of Restricted Stock shall vest) shall occur, and may in its discretion further provide for the acceleration of the lapse of a Period of Restriction upon the attainment of such goals as the Committee may determine in its discretion. Restricted Stock shall at all times for purposes of the Plan be valued at its Fair Market Value without regard to restrictions.

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8.2) Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3) Transferability. Except as otherwise provided in this Article 8, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction. Upon any attempt to transfer, assign, pledge, or otherwise dispose of Shares of Restricted Stock, or any right or privilege conferred thereby, contrary to the provisions of the Restricted Stock agreement or the Plan, upon levy of an attachment or similar process upon such rights or privileges, the Shares of Restricted Stock shall immediately become forfeited to the Company. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

8.4) Other Restrictions. The Committee may impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable, and the Committee may legend certificates representing Restricted Stock to give appropriate notice of such restrictions.

8.5) Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following, or substantially similar, legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Virtual Radiologic Corporation Equity Incentive Plan, in the rules and administrative procedures established pursuant to such Plan, and in a Restricted Stock agreement dated                             . A copy of the Plan, such rules and procedures, and such Restricted Stock agreement may be obtained from the Secretary of Virtual Radiologic, Inc.”

8.6) Removal of Restrictions. Except as otherwise provided in this Article 8, Shares of Restricted Stock granted under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 removed from his Stock certificate.

8.7) Voting Rights; Shareholder Rights Plan. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.8) Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends

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and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, those Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

8.9) Termination Due to Death or Disability. Unless otherwise provided in the Restricted Stock agreement, if a Participant who is an individual ceases to be an employee or Contractor of the Company, of a Subsidiary or of an Affiliated Company because of his death or his Disability during a Period of Restriction, any remaining period of the Period of Restriction applicable to the Restricted Stock shall terminate with respect to the greater of: (i) the number of Shares of Restricted Stock with respect to which the Period of Restriction had, in accordance with the Restricted Stock agreement, already lapsed and terminated on the date of death or the date that the Committee determines is the date of Disability, or (ii) that percentage of the total number of Shares of Restricted Stock (including Shares for which the Period of Restriction previously terminated) which is determined by dividing the Participant’s number of complete months of employment as an employee of the Company, a Subsidiary, or an Affiliated Company and/or complete months of service as a director or Contractor of the Company, a Subsidiary or an Affiliated Company, by the total number of months comprising the Period of Restriction (to a maximum of 100%). Shares of Restricted Stock for which a Period of Restriction is terminated under the terms of the Restricted Stock agreement or the provisions of this Section 8.10, shall, except as otherwise provided in Section 8.4, be free of restrictions and fully transferable.

All Shares of Restricted Stock still subject to Period of Restriction as of the date of termination of employment or service shall automatically be forfeited and assigned and returned by the Participant to the Company, and any amounts paid by the Participant to the Company for the purchase of such Shares shall be returned to the Participant; provided, however, that the Committee, in its sole discretion, may waive or modify the automatic forfeiture of any or all such Shares of Restricted Stock as it deems appropriate.

8.10) Termination for Other Reasons. Unless otherwise provided in the Restricted Stock agreement, if a Participant who is an individual ceases to be an employee or Contractor of the Company, of a Subsidiary or of an Affiliated Company for any reason other than for death or Disability:

(a) Shares of Restricted Stock for which a Period of Restriction is terminated under the Restricted Stock agreement shall, except as provided in Sections 8.4 and 17.8, be free of restrictions and fully transferable;

(b) All Shares of Restricted Stock still subject to a Period of Restriction as of the date of termination of employment or service shall automatically be forfeited and assigned and returned by the Participant to the Company, and any amounts paid by the Participant to the Company for the purchase of such Shares shall be returned to the Participant; provided, however, that the Committee, in its sole discretion, may waive or modify the automatic forfeiture of any or all such Shares of Restricted Stock as it deems appropriate; and

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(c) The provisions of Section 8.11(a) above notwithstanding, if such Participant’s termination of employment or service occurs voluntarily at the election of the Participant within one year after the Participant’s first day of employment or service, or for Cause, any Shares for which a Period of Restriction had previously lapsed shall, at the election of the Committee, be assigned and returned by the Participant to the Company in exchange for the same amount, if any, that the Participant paid for such Shares.

8.11) Election Under Code Section 83(b). As a condition to the receipt of Restricted Stock, the Participant shall be deemed to have agreed, and shall confirm such agreement in writing as requested by the Committee, that the Participant will not exercise the election permitted under Code Section 83(b) without informing the Company of his election within ten (10) days of such election. If a Participant fails to give timely notification to the Company, the Committee may, in its discretion, cause the forfeiture of some portion of the Shares of Restricted Stock with respect to which the election was made.

ARTICLE 9.

STOCK PURCHASE AGREEMENTS

9.1) Eligibility. The Committee may enter into one or more Stock Purchase Agreements with any officer, employee or Contractor of the Company, a Subsidiary, or an Affiliated Company. No person shall have any right to be eligible to enter into a Stock Purchase Agreement under this Plan even if he or she was previously a Participant and a party to a Stock Purchase Agreement.

9.2) Actual Participation.

(a) An officer, employee or Contractor of the Company, a Subsidiary or an Affiliated Company shall become a Participant under the Plan as of the effective date of the Stock Purchase Agreement to which he or she is a party, and shall remain a Participant for the period that any provisions of the Plan or Stock Purchase Agreement remain in effect with respect to such person.

(b) Each Participant’s eligibility to enter into a Stock Purchase Agreement, and to purchase Shares under the provisions of the Stock Purchase Agreement and the Plan, shall be in connection with and in consideration of the provision of services by such Participant to or for the Company, a Subsidiary or an Affiliated Company, whether pursuant to a written agreement for such services or otherwise.

(c) The termination of a Participant’s status as an officer, employee or Contractor of the Company, a Subsidiary or an Affiliated Company for any reason at any time prior to the Company’s receipt of full and timely payment of the purchase price for the shares as set forth in the Stock Purchase Agreement shall be treated as, and deemed to be, a default in full and timely payment in accordance with Section 9.3(b) of this Plan.

9.3) Stock Purchase Agreements. Stock Purchase Agreements shall be in writing, be signed by an officer of the Company and by the Participant, and be legally binding on the Company and the Participant.

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(a) Terms and Conditions. Each Stock Purchase Agreement shall obligate the Company to sell, and the Participant to purchase, the number of Shares specified in the Stock Purchase Agreement at the Fair Market Value of such Shares on the date(s) stated in the Stock Purchase Agreement.

(b) Required Provisions. Each Stock Purchase Agreement shall set forth (a) the number of shares being sold and purchased, (b) the total purchase price, (c) the purchase price per share, (d) the duration of time over which the total purchase price must be paid, and (e) a payment schedule showing the due dates of each installment to be paid. The Stock Purchase Agreement shall provide that no Shares shall be issued until full and timely payment of the total purchase price has been received by the Company. The Stock Purchase Agreement shall also provide that in the event of (a) Participant’s termination of employment by the Company for any reason (other than death or Disability) or (b) Participant’s default in full and timely payment of the purchase price, then the Company shall have the election either to (i) terminate and rescind the Stock Purchase Agreement, refund all payments theretofore made without interest and retain the shares or (ii) terminate the Stock Purchase Agreement, retain all sums theretofore paid thereunder, and issue a number of shares equal to the total amount received divided by the purchase price per share. In the event of Participant’s termination of employment by the Company for death or Disability, then Participant or Participant’s lawful heir or representative, as the case may be, elect be whether (y) to pay the theretofore unpaid balance of the total purchase price in a single lump sum and receive the total number of Shares provided in the Stock Purchase Agreement or (z) to not pay the theretofore unpaid balance of the total purchase price and accept only the number of shares theretofore paid. Either such election must be made and performed within six (6) months following the event of Disability or death. In the absence of election, the Company may treat the termination as a termination for reasons other than death or Disability. The Company shall not issue any partial shares, but shall refund any excess payment received in an amount that is less than the price of one full share.

The Stock Purchase Agreement shall contain such other terms and conditions as to which the Committee and the Participant may agree, and shall incorporate this Plan by reference into each Stock Purchase Agreement. Terms and conditions may differ between Participants and between Stock Purchase Agreements.

(c) Transferability. Each Stock Purchase Agreement shall be transferable:

(1)	by a Participant to a Family Member of the Participant (or to a trust in which the Participant’s Family Member or Family Members have more than fifty percent (50%) of the beneficial interest) by a bona fide gift or pursuant to a domestic relations order in settlement of marital property rights;

(2)	by will or pursuant to the laws of descent and distribution;

(3)	as otherwise permitted pursuant to the rules or regulations adopted by the Securities and Exchange Commission (“SEC”) under the Securities Act or the interpretations of such rules and regulations as announced by the SEC from time to time; or

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(4)	as otherwise permitted by the Committee and provided in the Stock Purchase Agreement.

Any permitted transfer shall be effective only when accepted by the Company subject to the Company receiving documentation reasonably satisfactory to it of such gift, transfer pursuant to domestic relations order, or transfer pursuant to will or pursuant to the laws descent and distribution. Upon effectiveness of any permitted transfer, the rights and obligations the Participant under the Stock Purchase Agreement shall accrue only by the permitted transferee or such transferee’s guardian or legal representative. Except as permitted by this subsection, no Stock Purchase Agreement shall be further transferred, assigned or pledged in any way (whether by operation of law or otherwise), or be subject to execution, attachment or similar process. Upon any attempt to so further transfer, further assign, pledge, or otherwise further dispose of an Stock Purchase Agreement, or of any right or privilege conferred thereby, contrary to the provisions of the Stock Purchase Agreement or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Stock Purchase Agreement, and such rights and privileges, shall immediately become voidable at the election of the Committee. No permitted transfer shall cause any change in the terms of any Stock Purchase Agreement except the identity of the person(s) entitled to purchase Shares pursuant thereto. Without limiting the generality of the foregoing, the Committee may provide under the terms of an Stock Purchase Agreement that the Stock Purchase Agreement shall be subject to termination upon such Participant’s termination as an employee or Contractor of the Company, a Subsidiary or Affiliated Company, or the death or Disability of the Participant without reference to the employment, death or Disability of any permitted transferee. In the event of any transfer, the rights and obligations of the Company with respect to the Participant shall become rights and obligations of the Company with the transferee and references to the Participant in this Plan or in a Stock Purchase Agreement shall, unless the context otherwise requires, refer to the transferee.

(d) The Committee may impose such restrictions on any Shares acquired pursuant to a Stock Purchase Agreement as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

ARTICLE 10.

CHANGE IN CONTROL

10.1) Acceleration of Vesting; Termination of Period of Restriction. The Committee shall have discretion to provide in any Award agreement that such Award, to the extent not already terminated, shall become vested and immediately exercisable, and any Period of Restriction shall terminate, upon a Change in Control.

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10.2) Limitation on Payments. **Notwithstanding anything in this Article 10 to the contrary, if the Company is then subject to the provisions of Code Section 280G, and if the acceleration of the vesting of an Option or SAR, the termination of a Period of Restriction or the payment of cash in exchange for all or part of an Option or SAR (which acceleration or payment could be deemed a “payment” within the meaning of Code Section 280G(b)(2)), together with any other payments which the Participant has the right to receive from the Company or any company that is a member of an “affiliated group” (as defined in Code Section 1504(a) without regard to Code Section 1504(b)) of which the Company is a member, would constitute a “parachute payment” (as defined in Code Section 280G(b)(2)), then the payments to the Participant shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Code Section 4999; provided, however, that if such Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, then the limitations of this Section 10.2 will, to that extent, not apply.

ARTICLE 11.

BENEFICIARY DESIGNATION

Each Participant who is an individual may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid pursuant to the Participant’s will or by the laws of descent and distribution.

ARTICLE 12.

RIGHTS OF PARTICIPANTS

12.1) Participation. No officer, employee or Contractor of the Company or a Subsidiary, no Affiliated Company, and no employee, officer, or Contractor of an Affiliated Company shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

12.2) No Implied Rights. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.

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12.3) No Right to Company Assets. Neither the Participant nor any other person or entity shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries or Affiliated Companies whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or any of its Subsidiaries or Affiliated Companies, in their sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company or the applicable Subsidiary or Affiliated Company. Any Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or any of its Subsidiaries or Affiliated Companies. Nothing contained in the Plan constitutes a guarantee by the Company or any of its Subsidiaries or Affiliated Companies that the assets of the Company or the applicable Subsidiary or Affiliated Company shall be sufficient to pay any benefit to any person.

ARTICLE 13.

AMENDMENT, MODIFICATION, AND TERMINATION

13.1) Amendment, Modification, and Termination. This Plan shall terminate at such time as the Board of Directors may determine; provided, however, that no Award may be granted under the Plan after the tenth anniversary of its Effective Date. Any termination shall not affect any Awards then outstanding under the Plan. At any time and from time to time, the Board may amend or modify the Plan. If the approval of the shareholders of the Company is required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported (such as Nasdaq), or by any regulatory body having jurisdiction with respect hereto, no amendment or modification which:

(a) increases the total amount of Stock which may be issued under this Plan, except as provided in Section 4.3; or

(b) changes the class of persons eligible to participate in the Plan;

(c) materially increases the cost of the Plan or materially increase the benefits to Participants;

(d) extends the maximum period after the date of grant during which Options or Stock Appreciation Rights may be exercised; or

(e) re-prices any previously granted Award by lowering the exercise price or canceling any previously granted Award with a subsequent replacement or re-grant of that same Award with a lower exercise price without prior approval of the shareholders of the Company, except as provided in Section 4.3;

shall be effective prior to the date that such amendment or modification has been approved by both the Board and the shareholders of the Company.

13.2) Awards Previously Granted. No termination, amendment or modification of the Plan shall, other than pursuant to Section 4.3 hereof, in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant. Except as

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required pursuant to Section 4.3, no previously granted Option shall be re-priced by lowering the exercise price thereof, nor shall a previously granted Option be cancelled with a subsequent replacement or re-grant of that same Option with a lower exercise price, without prior approval of the shareholders of the Company.

ARTICLE 14.

PHYSICIAN CONTRACTORS: NON-COMPETITION, CONFIDENTIALITY

14.1) General. Notwithstanding any terms, provision or limitation in any other contract or agreement between a Physician Contractor and the Company or an Affiliated Company, the right of a Physician Contractor or former Physician Contractor to receive or benefit from an Award granted directly under this Plan, or from a Share-based award granted under a plan of an Affiliated Company, shall be subject to the limitations and provisions set forth in this Article 14.

14.2) Prohibition on Competition. During the term of the contract or agreement constituting any person to be a Physician Contractor, and for two years following the termination or expiration of such term, whether voluntarily or involuntarily, a Physician Contractor or former Physician Contractor who receives an Award granted directly under this Plan, or from a Share-based award granted under a plan of an Affiliated Company, shall not, either directly or indirectly:

(a) induce or attempt to induce any person who is employed by or otherwise engaged to perform services for or on behalf of the Company or an Affiliated Company to cease performing services for the Company or an Affiliated Company, or to perform services for another corporation or business entity; or

(b) induce or attempt to induce any customer, client, vendor, or supplier of the Company or an Affiliated Company to cease doing business with the Company or an Affiliated Company; or

(c) engage or participate, either individually or as an employee, contractor, consultant, principal, owner, partner, agent, trustee, officer, director or shareholder of a corporation, partnership or other business entity, in any business which either competes with the Company or an Affiliated Company or engages in any line of business which the Company or an Affiliated Company has entered or internally announced an intention to enter (including, without limitation in either event, the provision of radiology services through the Internet to medical providers) at any time that such person directly or beneficially owns any Shares in the Company; or

(d) use or disclose to any person any Confidential Information for any purpose.

14.3) Exceptions to Limitations. Notwithstanding the foregoing, nothing in this Article 14 shall be deemed to preclude:

(a) a Physician Contractor or former Physician Contractor from holding less than one half percent (0.5%) of the outstanding capital stock of any corporation required to file

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periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and the securities of which are listed on any national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System or traded on the over-the-counter market; or

(b) a Physician Contractor or former Physician Contractor from practicing medicine in any State of the United States in the practice of radiology, if the practice is (i) performed locally within that State and (ii) less than 5% of the work load of the current or former Physician Contractor, or of a practice of which he or she is a partner, employee or independent contractor, consists of interstate teleradiology.

14.4) Extension of Time. The period of time set forth is Section 14.2 during which a Physician Contractor or former Physician Contractor is prohibited from engaging in certain activities or obligated to undertake certain actions pursuant to the terms of this Agreement shall be extended by the length of time during which such person is in breach of this Agreement.

14.5) Notwithstanding anything contained in the Plan to the contrary, in the event that a Participant engages in any activity prohibited by Section 14.2 herein, the Committee may determine, in its sole discretion, to (a) require all Awards held by such Participant to be immediately forfeited and returned to the Company without additional consideration, (b) require all shares of Stock acquired upon the exercise or vesting of Awards within the twelve (12) month period prior to the date of such violation of Section 14.2 herein to be immediately forfeited and returned to the Company, and the amount, if any, paid by the Participant for such Stock shall be refunded to the Participant, and (c) to the extent that such Participant received any profit from the sale of an Award or the Stock underlying an Award, require that such Participant promptly repay to the Company any profit received pursuant to such sale.

ARTICLE 15.

GOVERNMENT REGULATION AND REGISTRATION OF SHARES

15.1) General. The Plan, and the grant and exercise of Awards hereunder, and the Company’s obligations under Awards, shall be subject to all applicable Federal and state laws, rules and regulations and to the approvals of any regulatory or governmental agency as may be required.

15.2) Compliance as an SEC Registrant. The obligations of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including without limitation, the Securities and Exchange Commission, and the rules and regulations of any securities exchange or association on which the Company’s common stock may be listed or quoted. If and when the common stock of the Company is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (a) to maintain a registration statement in effect under the Securities Act with respect to all Shares of the applicable class or series of Stock that may be issued to Participants under the Plan and (b) to file in a timely manner all reports required to be filed by it under the Exchange Act.

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ARTICLE 16.

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 17.

RIGHTS AND OBLIGATIONS RESPECTING SHARES

17.1) Rights as Shareholder. A Participant granted a SAR under the Plan shall not by reason thereof have any rights of a shareholder of the Company, and a Participant granted an Option under the Plan shall not by reason thereof have any rights of a shareholder of the Company with respect to the shares covered by such Option until the exercise of such Option is effective.

17.2) No Obligation to Exercise Option or SAR; Maintenance of Relationship. The granting of an Option or SAR shall impose no obligation upon the Participant to exercise such Option or SAR. Nothing in the Plan or in any Award agreement entered into pursuant hereto shall be construed to confer upon a Participant any right to employment, service as a consultant, Contractor or as a member of the Company’s Board of Directors or interfere in any way with the right of the Company to terminate his or her relationship with the Company at any time.

17.3) Withholding Taxes. Whenever, under the Plan, Shares are to be issued upon exercise of the Options granted hereunder and prior to the delivery of any certificate or certificates for said shares by the Company, and whenever a Period of Restriction lapses with respect to Restricted Stock, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal and state withholding or other taxes resulting therefrom. In the event that withholding taxes are not paid by the date of exercise of an Option or the lapse of a Period of Restriction, to the extent permitted by law, the Company shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by reducing the number of Shares deliverable upon the exercise of the Option, by forfeiting Shares of Restricted Stock, or by offsetting such withholding taxes against amounts otherwise due from the Company to the Participant as compensation, fees or otherwise. If withholding taxes are paid by reduction of the number of Shares deliverable to Participant or the forfeiture of Shares of Restricted Stock, such Shares shall be valued at the Fair Market Value as of the business day preceding the date of exercise of the Option or the lapse of the Period of Restriction.

17.4) Purchase for Investment; Rights of Holder on Subsequent Registration. Unless the Shares to be issued upon exercise of an Option or granted as Restricted Stock have been effectively registered under the Securities Act, the Company shall be under no obligation to issue any such Shares unless a Participant who is an individual shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the Shares to be issued to him for his or her own account as an investment and not with

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a view to, or for sale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if Shares are issued without such registration a legend to this effect may be endorsed on the securities so issued and a “stop transfer” restriction may be placed in the stock transfer records of the Company. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act or other applicable statutes any such Shares, or to qualify any such Shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense and may require from each participant such information in writing for use in any registration statement, prospectus, preliminary prospectus, or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages, and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made.

17.5) Modification of Outstanding Awards. The Committee may accelerate the exercisability of an outstanding Option or SAR or reduce the Period of Restriction of outstanding Restricted Stock, and may authorize modification of any outstanding Award with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan; provided however, that except as provided in Section 4.3 hereof, no previously granted Option will be repriced by lowering the exercise price thereof, nor will a previously granted Option be cancelled with a subsequent replacement or regrant of that same Option with a lower exercise price, without the prior approval of the shareholders of the Company.

17.6) Liquidation. Upon the complete liquidation of the Company, any unexercised Options or SARs theretofore granted under this Plan shall be deemed canceled, except as otherwise provided in Section 4.3 in connection with a merger, consolidation or reorganization of the Company.

17.7) Restrictions on Issuance of Shares. Notwithstanding provisions of this Plan to the contrary, the Company may delay the issuance of Shares covered by the exercise of any Option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

(a) The Shares with respect to which the Option has been exercised are at the time of the issue of such Shares effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or

(b) A no-action letter in respect of the issuance of such Shares shall have been obtained by the Company from the Securities and Exchange Commission and any applicable state securities commissioner; or

(c) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal and state securities acts as now in force or hereafter amended. It

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is intended that all exercise of Options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of Shares in respect of which any Option may be exercised.

17.8) Right of First Refusal. Subject to the provisions of this Section 17.8, the Company shall have the right of first refusal, but not the obligation, to repurchase any Shares acquired by a Participant as a result of any Award granted directly under this Plan or any Share-related award granted under a plan of an Affiliated Company in the event of a voluntary termination of employment without Cause. The price to be paid by the Company therefore, upon exercise of such right of first refusal, shall be the Fair Market Value of the Shares on the last day the Participant is employed by or a Contractor of the Company or an Affiliated Company. The Company may exercise it’s right of first refusal by written notice to the Participant given no later than thirty (30) days following the last day Participant is employed by or a Contractor of the Company or an Affiliated Company. The Company shall deliver payment for the Shares to Participant against the concurrent delivery of certificates, or other evidence satisfactory to the Company, representing the Shares. The exchange shall occur at a time and place agreeable to the Company and the Participant, or, failing such agreement at the Company’s offices at ten o’clock (10:00) a.m. on the tenth (10th) day following the date of notice, the first business day following if such tenth (10th) day fall on a weekend or holiday.

The Company’s right of first refusal shall lapse and be of no further force and effect when the Company first becomes required to file periodic reports with respect to a class of equity securities in accordance with the requirements of Section 13(a) or 15(g) of the Securities Exchange Act of 1934.

ARTICLE 18.

SECTION 409A

18.1) Section 409A Compliance. To the extent that any payments or benefits provided hereunder are considered deferred compensation subject to Section 409A of the Code, the Company intends for all Awards to comply with the standards for nonqualified deferred compensation established by Section 409A of the Code (the “409A Standards”). To the extent that any terms of the Plan would subject Participants to gross income inclusion, interest or an additional tax pursuant to Section 409A of the Code, those terms are to that extent superseded by the 409A Standards. The Company reserves the right to amend any Awards granted hereunder to cause such Awards to comply with or be exempt from Section 409A of the Code.

ARTICLE 19.

REQUIREMENTS OF LAW

19.1) Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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19.2) Governing Law. The Plan, and all agreements hereunder, to the extent not covered by Federal law, shall be construed in accordance with and governed by the laws of the State of Minnesota without giving effect to the principles of the conflicts of laws.

VIRTUAL RADIOLOGIC CORPORATION

By:
Sean O. Casey
Its:	President

As amended by Directors on September     , 2007

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